UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
Of the Securities Exchange Act of 1934
(Amendment No. __)

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Ivy Funds
(Name of Registrant as Specified In Its Charter)

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__, 2023

Delaware Ivy Municipal Bond Fund Delaware Ivy Municipal High Income Fund Delaware Ivy California Municipal High Income Fund Delaware Ivy Corporate Bond Fund	Delaware Ivy Crossover Credit Fund Delaware Ivy Limited-Term Bond Fund Delaware Ivy Strategic Income Fund (each, an “Acquired Fund”)

Dear Shareholder,

As a shareholder in one or more of the above Acquired Funds, you recently received a proxy communication in connection with the Special Meeting of Shareholders to be held on June 27, 2023.
Shareholders are being asked to consider and approve a Plan of Reorganization (“Plan”) in which each Acquired Fund will be reorganized into a corresponding Delaware Fund (an “Acquiring Fund”) with similar investment objectives and strategies.  If shareholder approval is obtained for your Acquired Fund(s), your Acquired Fund(s) will be reorganized into the applicable Acquiring Fund(s).
After careful consideration, the Board of Trustees recommends shareholders vote FOR the Plan proposal.  It is important that you exercise your right to vote.  Please take a moment to sign, date, and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by internet or telephone.
How will the reorganization affect my investment?
Although your Acquired Fund(s) would be reorganized into each corresponding Acquiring Fund(s), you and your fellow shareholders will receive the same level of service to which you have become accustomed. It is important for you to know:
➢	There will be NO increase in your fund’s total expense ratio.[1]
➢	Your current portfolio management team will continue to manage your investment(s).
➢	Your investment(s) will continue with similar investment objectives and investment strategies.
Your Acquired Fund(s) has a unique shareholder base that is primarily owned by retail investors.  You and your fellow shareholders will have a substantial positive impact on the vote if you act early.  By casting your vote early, you will not receive additional mailings.  Please see voting instructions below:

Vote by Phone by calling 833 459-3558 and speaking with a proxy voting specialist today.  Our representatives are available weekdays from 10am to 11pm ET. You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions ("MSFS") at 833 459-3558. Please note that an MSFS representative may call you to assist in voting.

Thank you,

Shawn K. Lytle
President

1Delaware National High-Yield Municipal Bond Fund Class C Shares will have an increase in total expense ratio of 0.02%.

__, 2023

Delaware Ivy Municipal Bond Fund Delaware Ivy Municipal High Income Fund Delaware Ivy California Municipal High Income Fund Delaware Ivy Corporate Bond Fund	Delaware Ivy Crossover Credit Fund Delaware Ivy Limited-Term Bond Fund Delaware Ivy Strategic Income Fund (each, an “Acquired Fund”)

Dear Shareholder,

The Delaware Funds Special Meeting of Shareholders is to be held on June 27, 2023. I am pleased to report that your fellow shareholders have responded and have shown strong support for the Plan of Reorganization for each of the Acquired Funds.  Greater than [    ] % of the votes cast to date support the proposal for each Acquired Fund.
Please join your fellow shareholders by taking a few minutes to sign, date, and mail the enclosed proxy card in the prepaid envelope or follow the instructions below to vote by telephone or internet.
Your Acquired Fund(s) investment has a unique shareholder base that is primarily owned by retail investors.  You and your fellow shareholders will have a substantial positive impact on the vote if you act early.  By casting your vote early, you will not receive additional mailings.  Please see voting instructions below:

Vote by Phone by calling 833 459-3558 and speaking with a proxy voting specialist today.  Our representatives are available weekdays from 10am to 11pm ET. You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions ("MSFS") at 833 459-3558. Please note that an MSFS representative may call you to assist in voting.

Thank you,

Shawn K. Lytle
President